Exhibit 3.3


                               OPERATING AGREEMENT


                                       OF


                         THERMOENERGY POWER SYSTEMS, LLC

                                Table of Contents

                                                                           Page

Article 1.  Definitions......................................................5
      1.1   Definitions......................................................5
Article 2.  Organization....................................................10
      2.1   Formation.......................................................10
      2.2   Adoption of Agreement...........................................10
      2.3   Name............................................................10
      2.4   Registered Agent and Office; Principal Office...................10
Article 3.  Purpose and Powers..............................................11
      3.1   Purpose.........................................................11
      3.2   Powers..........................................................11
Article 4.  Capital Contributions, Membership Interests and Capital
            Accounts........................................................11
      4.1   Initial Capital Contribution....................................11
      4.2   Additional Contributions; Loans.................................11
      4.3   Withdrawal or Reduction of Members' Capital Contributions.......11
      4.4   Interest and Preferential Rights................................11
      4.5   Membership Interests and Exhibit................................11
      4.6   Capital Accounts................................................12
            (a)   Creation of Capital Accounts..............................12
            (b)   Transfers of Capital Accounts.............................12
            (c)   Compliance with Regulations...............................12
Article 5.  Distributions; Allocation of Profits and Losses; Liquidation
            Proceeds........................................................13
      5.1   Distribution of Available Cash Flow.............................13
      5.2   Allocation of Profits and Losses................................13
      5.3   Distributions Upon Liquidation..................................13
      5.4   Withholding.....................................................14
Article 6.  The Board of Directors..........................................14
      6.1   Management by the Board.........................................15
      6.2   Number..........................................................15
      6.3   Removal or Resignation of Directors.............................15
      6.4   Filling of Vacancies............................................15
      6.5   Initial Board Members...........................................16
      6.6   Powers of Board.................................................16
      6.7   Authority of Agents.............................................17
      6.8   Right to Rely on Board or Officers..............................17
      6.9   Restrictions on Authority of Board..............................17
      6.10  Limitation on Liability.........................................18
      6.11  Compensation and Reimbursement..................................19


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      6.12  No Exclusive Duty...............................................19
      6.13  Contracts With Affiliates.......................................19
Article 7.  Meetings of Directors...........................................20
      7.1   Annual Meetings.................................................20
      7.2   Regular Meetings................................................20
      7.3   Special Meetings................................................20
      7.4   Action by the Board Without a Meeting...........................20
      7.5   Place of Meetings; Telephone Meetings...........................20
      7.6   Notice of Meetings..............................................21
      7.7   Waiver of Notice................................................21
      7.8   Quorum..........................................................21
      7.9   Required Vote; Manner of Acting.................................21
      7.10  Executive Committees............................................21
Article 8.  Meetings of Members.............................................22
      8.1   Annual Meetings.................................................22
      8.2   Special Meetings................................................22
      8.3   Action by Members Without a Meeting.............................22
      8.4   Action on Recommendation of the Board...........................22
      8.5   Place of Meetings; Telephone Meetings...........................22
      8.6   Notice of Meetings..............................................23
      8.7   Waiver of Notice................................................23
      8.8   Record Date.....................................................23
      8.9   Voting List.....................................................23
      8.10  Quorum..........................................................23
      8.11  Required Vote; Manner of Acting.................................24
      8.12  Proxies.........................................................24
      8.13  Limitation on Liability.........................................24
Article 9.  Officers........................................................24
      9.1   Appointment of Officers.........................................24
      9.2   Term............................................................24
      9.3   Duties..........................................................24
            (a)   Chairman..................................................24
            (b)   President.................................................25
            (c)   Vice President............................................25
            (d)   Secretary.................................................25
            (e)   Assistant Secretary.......................................25
            (f)   Treasurer.................................................25
            (g)   Assistant Treasurer.......................................26
      9.4   Limitation of Liability.........................................26
      9.5   Resignation.....................................................26

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Article 10. Indemnification.................................................26
      10.1  Standard for Indemnification....................................26
      10.2  Effect of Provisions............................................26
      10.3  Insurance.......................................................27
      10.4  Effect of Provisions............................................27
      10.5  Repeal or Modification..........................................27
      10.6  Effect of Invalidity of Article.................................27
Article 11. Fiscal Matters..................................................27
      11.1  Books and Records...............................................27
      11.2  Fiscal Year.....................................................27
      11.3  Tax Status......................................................28
      11.4  Reports to Members..............................................28
      11.5  Accounting Decisions............................................28
      11.6  Bank Accounts...................................................28
      11.7  Tax Matters Partner.............................................28
Article 12. Transfer and Termination of Membership Interests; Admit New
            Members.........................................................29
      12.1  Restrictions on Transfers.......................................29
      12.2  Transfers of Membership Interests...............................29
      12.3  Conditions to Permitted Transfers...............................29
      12.4  Right of First Refusal..........................................30
      12.5  Expulsion of Members............................................31
      12.6  Amendment to Exhibit............................................31
Article 13. Dissolution, Winding Up, and Termination........................32
      13.1  Term............................................................32
      13.2  Events Causing Dissolution and Winding Up.......................32
      13.3  Winding Up Affairs on Dissolution...............................32
      13.4  Waiver of Right to Partition and Decree of Dissolution..........32
Article 14. General Provisions..............................................33
      14.1  Notices.........................................................33
      14.2  Integration.....................................................33
      14.3  Governing Law...................................................33
      14.4  Severability....................................................33
      14.5  Terminology.....................................................33
      14.6  Amendment.......................................................33
      14.7  Execution of Additional Instruments.............................34
      14.8  Waivers.........................................................34
      14.9  Rights and Remedies Cumulative..................................34
      14.10 Heirs, Successors and Assigns...................................34
      14.11 Creditors.......................................................34
      14.12 Counterparts....................................................34

      14.13 Rules Against Perpetuities......................................34
      14.14 Potential Conflicts.............................................34


      Exhibit "A"...........................................................36
      Exhibit "B"...........................................................37

                               Operating Agreement
                                       of
                         ThermoEnergy Power Systems, LLC


     This Operating Agreement ("Agreement") is made and entered into by and between ThermoEnergy Corporation, an Arkansas corporation, and Alex Fassbender (collectively referred to as the "Members" and individually as a "Member").

                              W I T N E S S E T H:

     Whereas, the parties hereto desire to form a limited liability company under and pursuant to the Act (as defined below), to conduct certain business as a limited liability company, and to set forth their mutual rights and obligations in this Agreement.

     Now, Therefore, in consideration of the mutual promises, covenants and undertakings hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

Article 1.  Definitions

     1.1 Definitions. As used herein the following terms have the indicated meanings:

          (a) "Act" means the Delaware Limited Liability Company Act, codified at Delaware Code Annotated title 6, Sections 18-101 et seq., as amended from time to time, and any corresponding provisions of any successor legislation.

          (b) "Affiliate" means, with respect to any Person (as defined herein),
     (1) any Person directly or indirectly controlling, controlled by or under common control with such Person, (2) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person,
     (3) any officer, director or general partner of such Person, or (4) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities of any Person described in clauses (1) through (3) of this sentence.

          (c) "Agreement" means this Operating Agreement, as amended from time to time.

          (d) "Authorized Person" means Jerald H. Sklar, the individual who organized the Company by filing the Certificate of Formation with the
     Secretary of State of Delaware on behalf of the Company. Each Member, jointly and severally, hereby irrevocably constitutes and appoints the Authorized Person as their true and lawful attorney-in-fact, in their name, place and stead to make, execute, sign, acknowledge, record and file, on behalf of them and on behalf of the Company, the Certificate of Formation, and to take all such actions, and to execute and deliver all such documents, agreements, instruments and certificates (with such changes as such Authorized Person shall approve, such approval to be conclusively evidenced by such execution), on behalf of the Company, which are necessary, appropriate or convenient to form the Company in the State of Delaware and to qualify the Company to do business in any other jurisdiction the laws of which may be applicable to the Company.

          (e)  "Available  Cash  Flow"  means  all  cash,   revenues  and  funds
     (including borrowings) received by the Company, less the sum of the following to the extent paid or set aside by the Company: (1) all principal and interest payments on indebtedness of the Company and other sums paid to lenders; (2) all cash expenditures incurred incident to the normal operation of the Company's business; and (3) such financial reserves as the Board deems reasonably necessary to the proper operation of the Company's business.

          (f) "Board" means the Board of Directors of the Company.

          (g) "Capital Account" means an account established pursuant to Section
     4.6 hereof.

          (h) "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Membership Interest held by such Member pursuant to the terms of this Agreement. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Contribution of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

          (i) "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as amended from time to time.

          (j) "Code"  means the Internal  Revenue Code of 1986,  as amended from
     time  to  time,   and  any   corresponding   provisions  of  any  successor
     legislation.

          (k) "Company" means ThermoEnergy Power Systems LLC, a Delaware limited liability company.

          (l) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax deduction, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

          (m) "Director" means any natural person elected or appointed to serve on the Board, as provided in this Agreement.

          (n) "Family" means only any person who, at the time of the Permitted Transfer, is such Member's spouse (provided no divorce proceeding has commenced or is pending), natural or adoptive lineal ancestors or descendants, and inter vivos trusts for his or their exclusive benefit.

          (o) "Financial Rights" means a Member's rights as a member of the Company to share in (1) Profits and Losses to the extent provided in this Agreement, and (2) distributions to the extent provided in this Agreement.

          (p) "Financial Rights Owner" means the owner of Financial Rights who is not a Member.

          (q) "Governance Rights" means a right to vote on one or more matters as specified under this Agreement, the Certificate of Formation and the Act, and all of a Member's rights as a member of the Company other than Financial Rights.

          (r) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

               (2) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of money or other property; (ii) the distribution by the Company of more than a de minimis amount of money or other property to a Member as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

               (3) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

               (4) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 2.7 of Exhibit "B" hereto; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (4) to the extent the Board determines that an adjustment pursuant to subparagraph (2) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

     If the Gross Asset Value of an asset has been determined or adjusted hereunder, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (s) "Liability", for purposes of Article 10, means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or expenses (including attorney's fees) actually and reasonably incurred with respect to a proceeding.

          (t) "Members" means the Persons who are, from time to time, admitted as members of the Company pursuant to the Act and this Agreement and whose names are set forth on Exhibit "A" which is attached hereto and made part of this Agreement, as such Exhibit "A" may be amended from time to time.

          (u) "Membership Interest" means a Member's interest in the Company, which when expressed as a percentage of all Membership Interests in the Company shall be equal to such Member's Membership Percentage. The Membership Interest shall consist of the Member's (1) Financial Rights, (2) right to Transfer Financial Rights to the extent permitted under this Agreement, the Certificate of Formation and the Act, (3) Governance Rights, and (4) right to Transfer Governance Rights to the extent permitted under this Agreement, the Certificate of Formation and the Act.

          (v) "Membership Percentage" means the percentage interest of a Member as shown on Exhibit "A", as amended from time to time as provided in or as required by this Agreement, the Act or the Code. In the event any portion of the Financial Rights are Transferred in accordance with the provisions of this Agreement, the transferee of such Financial Rights shall succeed to the Membership Percentage of his transferor to the extent it relates to the transferred interest.

          (w) "Officers" means the Chairman, President, Secretary and any other person elected, appointed or otherwise designated to be an "officer" by the Board pursuant to this Agreement.

          (x) "Party", for purposes of Article 10, includes any Person who was, is, or is threatened to be made, a named defendant or respondent in a Proceeding.

          (y) "Person" means any individual, partnership, corporation, trust or other entity.

          (z) "Personal Representative" means any Person who succeeds to such Member's estate as a result of such Member's death, legal incompetence, or event of bankruptcy and any transferee of such Member's interest from any such Person.

          (aa) "Proceeding", for purposes of Article 10, means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative action, suit or proceeding, whether formal or informal, including an action, suit or proceeding by or in the right of the Company.

          (bb) "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (1) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses hereunder shall be added to such taxable income or loss;

               (2) Any  expenditures  of the Company  described  in Code Section
          705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss;

               (3) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (2) or (3) of the definition of Gross Asset Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (4) Gain or loss resulting from any disposition of a Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

               (5) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period computed in accordance with the definition of Depreciation contained herein;

               (6) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required by Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (7) Notwithstanding any other provision herein, any items, which are specially allocated pursuant to Sections 2 and 3 of Exhibit "B" hereto, shall not be taken into account in computing Profits or Losses.

          (cc) "Regulations" includes proposed, temporary and final regulations promulgated under the Code.

          (dd) "Successor" means a Member's executor, administrator, guardian, conservator, other legal representative or successor.

          (ee) "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of an item, and in either case, including a Transfer by operation of law, divorce, bankruptcy, foreclosure, judicial sale or otherwise.

Article 2.  Organization

     2.1 Formation. The Company was formed on June 1, 2000, upon the filing of the Certificate of Formation by the Authorized Person with the Secretary of State of Delaware.

     2.2 Adoption of Agreement. The Members hereby adopt this Agreement as the limited liability company agreement of the Company, as the term "limited liability company agreement" is used in the Act, to set forth the rules and regulations regarding the management of the business of the Company, the governance of the Company, the conduct of its business and the rights and privileges of its Members.

     2.3 Name. The name of the Company shall be ThermoEnergy Power Systems, LLC. The Company may adopt and conduct its business under such assumed or trade names as the Board may from time to time determine. The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

     2.4 Registered Agent and Office; Principal Office. The initial registered agent and registered office of the Company shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, in New Castle County. The principal executive office of the Company shall be located at 323 Center Street, Suite 1300, Little Rock, Arkansas 72201, or such other place as the Board may from time to time determine.

Article 3.  Purpose and Powers

     3.1 Purpose. The purpose of the Company shall be to invest in, acquire, construct, hold, maintain, operate, mortgage, sell, exchange, lease and otherwise use real estate, personal property and intangible property of every class, nature and description, and to engage in any and all activities related or incidental thereto.

     3.2 Powers. The Company may exercise all powers necessary or convenient to carry out its business and affairs and to effectuate the purposes set forth in
Section 3.1 hereof which may be legally exercised by limited liability companies under the Act.

Article 4.  Capital Contributions, Membership Interests and Capital Accounts

     4.1 Initial Capital Contribution. Each Member shall be credited with having made an initial Capital Contribution to the Company in the amount set forth opposite such Member's name on Exhibit "A" hereto.

     4.2 Additional Contributions; Loans. Except as specified in Section 4.1, no Member shall be obligated to make any additional Capital Contributions to the Company without the unanimous approval of the Members. The Members shall be permitted, but not required, to make loans to the Company. Loans shall not be treated as a Capital Contribution unless such is approved by Members holding a majority in interest of the Membership Percentages, and this Agreement is amended pursuant to Section 4.5 to reflect the same and the effect of such additional Capital Contributions on the Members' respective Capital Accounts and Membership Percentages. Loans shall bear interest from the date advanced until repaid at the fluctuating "prime rate" as quoted in the Southwest Edition of The Wall Street Journal, with changes in said "prime rate" being effective on the date first published.

     4.3 Withdrawal or Reduction of Members' Capital Contributions. No Member shall have the right to withdraw or resign. A Member shall not receive out of the Company's property all or any part of such Member's Capital Contributions except as provided in Sections 5.3 and 13.3 hereof.

     4.4 Interest and Preferential Rights. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Contributions and no Member shall have any preferential rights with respect to distributions or upon dissolution of the Company.

     4.5 Membership Interests and Exhibit "A" Amendments. Each Member shall be credited with the Membership Percentage set forth opposite such Member's name and Capital Contributions on Exhibit "A". The amounts shown on Exhibit "A" with respect to Capital Contributions and Membership Percentages shall be appropriately adjusted to reflect any additional Capital Contributions by Members pursuant to Section 4.2 hereof, any withdrawals or reductions in Capital Contributions, any changes in the membership of the Company or any Transfers of Membership Interests. Exhibit "A" shall also be amended from time to time to reflect any changes in the addresses of Members.

     4.6 Capital Accounts.

          (a) Creation of Capital Accounts. The Company shall establish a "Capital Account" for each Member and the Capital Accounts shall initially be credited with the amount of the Members' respective Capital Contributions. Notwithstanding anything to the contrary contained in this Agreement, the Capital Account of each Member shall be determined and maintained throughout the full term of the Company in accordance with the capital accounting rules of Regulations Section 1.704-1(b)(2)(iv). In general, each Member's Capital Account shall be:

               (1) credited with such Person's Capital Contributions, such Person's distributive share of Profits (including Profits from a sale or disposition of Company assets), and any items in the nature of income or gain which are specially allocated pursuant to Sections 2 and 3 of Exhibit "B" hereto, and the amount of any Company liabilities assumed by such Person or which are secured by any Property distributed to such Person; and

               (2) debited with the amount of cash and the Gross Asset Value of any property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 2 and 3 of Exhibit "B" hereto, and the amount of any liabilities of such Person assumed by the Company or which are secured by any property contributed by such Person to the Company.

          (b) Transfers of Capital Accounts. Upon the transfer by any Member of all or part of his Financial Rights in the Company, the proportionate amount of his Capital Account, determined as provided herein, shall be transferred to the transferee of such interest; provided, however, that no transfer of any interest in the Company shall, in and of itself and to the extent permitted by law, relieve the transferor of any obligation to the Company, including, but not limited to, any such transferor's obligation to contribute to the capital of the Company.

          (c) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. If the Board determines it prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 5.3 hereof upon the dissolution of the Company. The Board also shall (1) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's
     balance  sheet,   as  computed  for  book  purposes,   in  accordance  with
     Regulations Section 1.704-1(b)(2)(iv)(q), and (2) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). The Board shall take into account Code Section 752(c) and any other applicable provisions of the Code and Regulations in determining the amount of any liability to be included in a Member's Capital Account for purposes of Sections 4.6(a)(1) and (2) hereof.

Article 5.  Distributions; Allocation of Profits and Losses; Liquidation
            Proceeds

     5.1 Distribution of Available Cash Flow. The Company may, but is not obligated to, make current distributions out of its Available Cash Flow as the Board in its sole discretion may determine. Such distributions shall be made to the Members pro rata based upon their respective Membership Percentages.

     5.2 Allocation of Profits and Losses. Subject to the special allocations contained in Sections 2 and 3 of Exhibit "B" hereto, Profits or Losses of the Company for each fiscal year, and all items of income, expense and deduction entering into the determination of such Profits or Losses, shall be allocated to the Members pro rata in accordance with their respective Membership Percentages.

     5.3 Distributions Upon Liquidation. Upon the liquidation of the Company, the Board or other Persons required or permitted by law to carry out the winding up of the affairs of the Company shall make or cause to be made a full accounting of the Company assets and liabilities, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

          (a) To the extent of a liquidation in cash:

               (1) To the payment of creditors in accordance with Section 18-804(a) of the Act (including any Member who has made a loan pursuant to Section 4.2 hereof), in the order of priority as provided by law, except any claims of creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Company assets;

               (2) To the setting up of any reserves which the Board deems reasonably necessary for any contingencies or unforeseen liabilities or obligations of the Company. Such reserves shall be paid over by the Board to a bank or an attorney-at-law as escrow agent to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies. At the expiration of such period as the Board shall deem advisable, the escrow agent shall distribute the balance thereof in the manner and order as provided in this Section;

               (3) To the Members in accordance with the positive balances of their respective Capital Accounts, as adjusted pursuant to Section 4.6 hereof after allocation of Profits, Losses, and items of income, gain, loss and deduction for the year of the liquidation in accordance with
          Section 5.2 and Exhibit "B" hereto, and after making any distributions pursuant to Section 5.1 hereof. In the event the proceeds are less than the total of the Capital Accounts of the Members, said proceeds shall be distributed among the Members based on the ratio that each Member's individual Capital Account (as adjusted) bears to the total Capital Accounts of all Members.

               (4) If the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 5.3 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. Notwithstanding any other provision of this Section 5.3, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no event has occurred under Section 13.2 to dissolve the Company, the Company assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have distributed its assets in kind to the Members who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the assets in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

          (b) To the extent of a liquidation of the assets of the Company in kind, the fair market value thereof shall be determined and each Member shall receive an undivided interest therein equal to the portion of the proceeds to which he would be entitled under Section 5.3(a) hereof if such assets were sold or otherwise converted to cash.

          (c) Except as  otherwise  required by the Act (and subject to Sections
     4.1 and 4.2), no Member or Financial Rights Owner shall have any liability to restore all or any portion of a deficit balance in the Capital Account of such Member or Financial Rights Owner.

     5.4 Withholding. Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Code Sections 1441, 1442, 1445 and 1446. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Member or assignee (including by reason of Code Section 1446), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Member.

Article 6.  The Board of Directors

     6.1 Management by the Board. The business and affairs of the Company shall be managed by its Board. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of the Act, the Board shall have full, complete and exclusive authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

     6.2 Number. The number of Directors which shall constitute the Board shall be determined by a majority of the entire Board from time to time, but shall never be less than one (1). The Board shall be elected by the Members entitled to vote at the regular meeting for a term of one (1) year or until their successors are elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. Directors need not be residents of the State of Delaware nor hold Membership Interests, but must be natural persons. No increase in the number of Directors shall be effective without approval of Members entitled to vote holding a majority in interest of the Membership Percentages if such increase is by an amount equal to or greater than the number constituting a majority of the entire Board.

     6.3 Removal or Resignation of Directors.

          (a) Any or all  Directors  may be removed  with or without  cause by a vote of Members holding a majority in interest of the Membership Percentages. Such vote may be held at any meeting of the Members, notice of which shall have referred to the proposed action (except as provided in Sections 8.3, 8.4 and 8.7).

          (b) Any Director may resign at any time by giving written notice to the Board. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (c) The removal or resignation of a Director who is also a Member shall not affect the rights of such Director as a Member and shall not in itself constitute the withdrawal, resignation, retirement or expulsion of such Member.

     6.4 Filling of Vacancies. Newly created Director positions resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists, or any such newly created Director positions and vacancies occurring in the Board for any reason may be filled by a vote of the Members at any meeting of the Members, notice of which shall have referred to the proposed election (except as provided in Sections 8.3, 8.4 and 8.7). Any Director elected to fill a newly created Director position or to fill a vacancy shall be elected to hold office until the next annual meeting of the Members at which Directors are elected.

     6.5 Initial Board Members. Initially, and until replaced by the Members pursuant to Sections 6.2, 6.3 or 6.4, the Board shall be comprised of Primo L. Montesi, Dennis C. Cossey, and Alex G. Fassbender.

     6.6 Powers of Board. Except to the extent otherwise provided herein, the Board shall have the sole and exclusive right to manage the business of the Company and shall have all of the rights and powers which may be possessed by a board of managers under the Act including, without limitation, the right and power to:

          (a) acquire by purchase, or otherwise, from any Person any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company (and the fact that a Director or a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Board from dealing with that Person);

          (b) borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any assets of the Company;

          (c) execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company's assets;

          (d) prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting any of the Company's assets and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Company's assets;

          (e) hold and own any Company real and/or personal properties in the name of the Company;

          (f) sell or otherwise dispose of assets of the Company in the ordinary course of the Company's business or grant a security interest in all or substantially all of the Company assets whether or not in the ordinary course of the Company's business;

          (g) contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          (h) engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Director, Member or Officer liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of the state in which the Company is then formed or qualified;

          (i) make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law to adjust the basis of any or all Company assets pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of Financial Rights and Company distributions; and

          (j) institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, or any Director, Officer or Member in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith.

     6.7 Authority of Agents. Unless authorized to do so by this Agreement or by the Board, no attorney-in-fact, employee or other agent of the Company shall have the power or the authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Board to act as an agent of the Company in accordance with the foregoing.

     6.8 Right to Rely on Board or Officers. Any Person dealing with the Company may rely (without duty or further inquiry) upon a certificate signed by the Board, the President or the Secretary as to:

          (a) the identity of any Director, Officer, or Member;

          (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Board or which are in any other manner germane to the affairs of the Company; or

          (c) the Persons who are authorized to execute and deliver any instrument or document of the Company.

     6.9 Restrictions on Authority of Board.

          (a) The Board shall have no authority or power to take the following actions unless first approved by all of the Members:

               (1) commingle funds of the Company with the funds of any other Person;

               (2) do any act which would make it impossible to carry on the ordinary business of the Company; or

               (3) take any other action that would require the consent of all of the Members pursuant to this Agreement, the Certificate of Formation or the Act.

          (b) The Board shall have no authority or power to take the following actions unless first approved by Members holding a majority in interest of the Membership Percentages:

               (1) sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company, or enter into any agreement to do the same, in any single transaction or series of related transactions; or

               (2) dispose of the goodwill of all of the business;

               (3) enter into a merger with another entity irrespective of whether the Company is the surviving entity;

               (4) except as specified in Section 18-104 of the Act, amend the Certificate of Formation or this Agreement;

               (5)   compromise  a  Member's   obligation   to  make  a  Capital
          Contribution;

               (6) purchase property, directly or indirectly, from any Member, Director or their respective Affiliates;

               (7) make any loan, directly or indirectly, to any Member, Director or their respective Affiliates; or

               (8) take any other action that would require the consent by Members holding a majority in interest of the Membership Percentages pursuant to this Agreement, the Certificate of Formation or the Act.

          (c) The Board shall have the authority and power to admit a new Member pursuant to the issuance of a new Membership Interest (a "New Member").

     6.10 Limitation on Liability. A Director shall not be liable for any action taken as a Director, or any failure to take action as a Director, except to the extent that such Director fails to discharge the duties of the position of a Director, including any duties as a member of a committee, in good faith, in a manner in which he reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise in similar circumstances. A Director is entitled to rely upon reports and information as specified under Section 18-406 of the Act.

     6.11 Compensation and Reimbursement. No Director or Member shall have any right to compensation for any services performed on behalf of the Company except as determined from time to time by Members holding a majority in interest of the Membership Percentages. Notwithstanding the foregoing, a Director shall have the right to be reimbursed by the Company for any out-of-pocket expenses incurred by such Director in connection with any services performed by such Director on behalf of the Company. All normal, day-to-day expenses of operating the Company (such as salaries of employees, rent and general office expenses) shall be borne by the Company. The Company shall pay the legal and other expenses incurred in connection with the formation of the Company and will pay legal and other expenses associated with its business.

     6.12 No Exclusive Duty. Except as otherwise provided in this Agreement, any Director or Member may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the acquisition, ownership, financing, leasing, operation, management, syndication, brokerage, sale, construction, and development of enterprises engaged in the same business as the Company, and neither the Company nor the other Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom. No Director or Member shall incur any liability to any other Member or the Company as a result of engaging in any other business or venture.

     6.13 Contracts With Affiliates. The Company may acquire property or services from, and have other transactions with, persons who are Members, Directors or their respective Affiliates, subject to the following conditions:

          (a) Any transaction (other than routine clerical, accounting, legal and miscellaneous services which are on the whole not material in amount) between the Company, on the one hand, and a Member, Director or their respective Affiliates, on the other hand, shall be fully disclosed in advance to all Members and shall be on terms comparable and competitive with those which may be obtained from unaffiliated Persons. The Member, Director or respective Affiliate must be engaged in the business of rendering such services or selling or leasing such goods, independently of the Company as an ordinary and ongoing business. Any such transaction must be pursuant to a written contract which precisely describes the transaction, and which may be canceled without penalty by either party on sixty (60) days' written notice, except for the compensation and reimbursements payable pursuant to Section 6.11 hereof.

          (b) No property shall be purchased, directly or indirectly, from any Member, Director or their respective Affiliates, except with the consent specified in Section 6.9(b)(6).

          (c) No loans shall be made, directly or indirectly, to any Member, Director or their respective Affiliates, except with the consent specified in Section 6.9(b)(7).

Article 7.  Meetings of Directors

     7.1 Annual Meetings. Each year, the first meeting of the newly elected Board shall be held immediately after and at the same place as the annual meeting of Members, provided a quorum is present, and no notice of such meeting shall be necessary. In the event such meeting of the newly elected Board is not held at such time and place, the same shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

     7.2 Regular Meetings. Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. The dates, times and places of regular meetings shall be announced at a meeting of the Board and such notice shall be effective immediately as to Directors who are present at the meeting. As to Directors who are not present at the meeting, such notice shall be effective as specified in Section 7.6 hereof (which notice for this purpose may include the minutes of the meeting at which the dates, times and places of the regular meetings are set). If the date, time and place of more than one regular meeting is established in accordance with the above procedure, then no further notice is required. If the date, time and place of one or more regular meetings is changed, then said changes shall be effective immediately as to those Directors present at any meeting of the Board at which such changes are announced, and shall be effective as to those other Directors when notice is delivered as specified in Section 7.6 hereof (which notice for this purpose may include the minutes announcing such change).

     7.3 Special Meetings. Special meetings of the Board may be called at any time pursuant to Section 7.6 by the chairman of the Board or the President, or if either is absent or unable to do so, by any two (2) Directors.

     7.4 Action by the Board Without a Meeting. Action required or permitted to be taken at a meeting of the Board may be taken without a meeting. The affirmative vote of the number of Directors that would otherwise be necessary to authorize or to take such action at a meeting shall be sufficient to constitute the act of the Board without a meeting if the requisite number of Directors consent to voting on such action without a meeting. The action without a meeting must be evidenced by one (1) or more written consents describing the action taken, signed by a majority of the Directors in one (1) or more counterparts, indicating each signing Director's vote or abstention on the action and delivered to the Company for inclusion in the minutes or filing with the Company records. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     7.5 Place of Meetings; Telephone Meetings. The Board may designate any place, either in or outside the State of Delaware, as the place of any meeting of the Board. If no designation is made, the place of meeting shall be the principal executive office of the Company in the State of Arkansas. A meeting may take place by telephone conference call or any other form of electronic communication through which the Directors participating may simultaneously hear each other. Such meeting shall be deemed to be held at the principal executive office of the Company or at the place properly named in the notice calling the meeting.

     7.6 Notice of Meetings. The annual and all regular meetings of the Board may be held without notice (except as provided in Section 7.2). Special meetings shall be held upon notice not less than one (1) day before the meeting (or waived by those directors not receiving timely notice), which notice shall specify the date, time and place of the meeting (but it shall not be necessary, unless required by the Act, for the notice to describe the purpose of the special meeting). Notice shall be in writing, except that oral notice shall be effective if it is reasonable under the circumstances. Notice shall be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by U.S. Mail or private carrier. No notice shall be required for action on written consent pursuant to Section 7.4 above.

     7.7 Waiver of Notice. When any notice is required to be given to any Director, a waiver (or counterpart) thereof in writing signed by the Director, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance by a Director at a meeting is a waiver of notice of such meeting, except if the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not otherwise vote for or assent to any action taken at the meeting.

     7.8 Quorum. A majority of Directors then in office shall constitute a quorum at any meeting of the Board except for any matter that requires the approval of a greater proportion of the Directors pursuant to the Act, the Certificate of Formation or this Agreement.

     7.9 Required Vote; Manner of Acting. If a quorum is present, the affirmative vote of a majority of the Directors present at the meeting shall be the act of the Board, except as to matters which the consent of a greater proportion of the Directors is otherwise required by the Act, the Certificate of Formation or this Agreement.

     7.10 Executive Committees. The Board, by resolution passed by a majority of the whole Board, may designate one or more committees, each committee to consist of one or more of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board, in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Article 8.  Meetings of Members

     8.1 Annual Meetings. Annual meetings of the Members, beginning with the year 2000, shall be held on the second Tuesday in March of each year, if said date is not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board, for the purpose of electing the Directors of the Company and for the transacting of such other business as may properly come before the meeting.

     8.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Board, President, Secretary or by Members holding in the aggregate at least ten percent (10%) of the Membership Percentages.

     8.3 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting. If Members holding a majority of the Membership Percentages consent to voting on such action without a meeting, the affirmative vote of the Membership Percentages that would otherwise be necessary to authorize or to take such action at a meeting shall be sufficient to constitute the act of the Members without a meeting. The action without a meeting must be evidenced by one (1) or more written consents describing the action taken, signed by Members holding a majority of the Membership Interests in one (1) or more counterparts, indicating each signing Member's vote or abstention on the action and delivered to the Company for inclusion in the minutes or filing with the Company records. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     8.4 Action on Recommendation of the Board. The Board may make a proposal to the Members to take an action without a meeting. All Members entitled to vote shall be given written notice of such proposal. Such notice shall require a written response within a specified time (but not less than thirty (30) days from the effective date of the notice) and shall contain the recommendation of the Board. The failure of a Member to respond within the time specified in the notice shall constitute a vote in favor of the recommendation of the Board.

     8.5 Place of Meetings; Telephone Meetings. The Members may designate any place, either in or outside the State of Delaware, as the place of any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company, as designated by its President. A meeting may take place by telephone conference call or any other form of electronic communication through which the Members participating may simultaneously hear each other. Such meeting shall be deemed to be held at the principal executive office of the Company or at the place properly named in the notice calling the meeting. The Chairman of the Board, or if absent or unable to serve, the President, or if absent or unable to serve, the Treasurer or Secretary, shall call meetings of the Members to order and act as Chairman of such meetings. The Members may elect any one of their number to act as Chairman of any meeting in the absence of the aforenamed individuals.


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     8.6 Notice of Meetings.  Written notice stating the place,  day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, either personally or by mail, by or at the direction of the Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered as provided in Section 14.1 hereof. The business conducted at any meeting need not be limited to the matters referenced in the notice of the meeting. No notice shall be required for action on written consent pursuant to Sections 8.3 and 8.4 above.

     8.7 Waiver of Notice. When any notice is required to be given to any Member, a waiver (or counterpart) thereof in writing signed by Members entitled to such notice holding a majority of the Membership Percentages, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance by a Member at a meeting is a waiver of notice of such meeting, except if the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not otherwise participate in the consideration of any matter at the meeting.

     8.8 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the day before the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 8.8, such determination shall apply to any adjournment thereof.

     8.9 Voting List. When a record date for any meeting has been set or any notice of a meeting has been mailed, the Secretary of the Company shall prepare a list of names of all Members who are entitled to vote at the meeting and show the address of and Membership Percentages held by each Member as reflected in the records of the Company. Such list shall be available for inspection and copying by any Member, beginning two (2) business days after notice of the meeting is given and continuing through the meeting at the Company's principal executive office. Such list shall be identical to Exhibit "A" hereto, as amended from time to time, unless the Secretary prepares an alternative list.

     8.10 Quorum. Members holding at least a majority of the Membership Percentages, represented in person or by proxy, shall constitute a quorum at any meeting of Members except for any matter that requires the approval of a greater proportion of the Members pursuant to the Act, the Certificate of Formation or this Agreement. A quorum, once present, is not broken by the subsequent withdrawal of any Member. A meeting may be adjourned, despite the absence of a quorum, by the chairman of the meeting or by Members holding at least a majority of the Membership Percentages present in person or represented by proxy, until a quorum shall be present or represented.


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

     8.11 Required Vote; Manner of Acting. If a quorum is present, the affirmative vote of Members holding at least a majority of the Membership Percentages present at the meeting shall be the act of the Members, except as to matters which the consent of a lesser or a greater proportion of the Members is otherwise required by the Act, the Certificate of Formation or this Agreement.

     8.12 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by a Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     8.13 Limitation on Liability. A Member shall not be liable for any action taken as a Member, except as provided in Sections 4.1 and 4.2, or to the extent that such Member may be liable for wrongful distributions under Section 18-607 of the Act no later than three (3) years after the distribution.

Article 9.  Officers

     9.1 Appointment of Officers. The Board shall appoint a Chairman, who will be the Chief Executive Officer, a President, an Executive Vice-President and a Secretary to serve as the Officers of the Company as required by this Agreement. The initial Chairman shall be Dennis Cossey, the initial President shall be Primo Montesi, the initial Secretary shall be Dennis Cossey and the initial Executive Vice President shall be Alex Fassenbender. The same person cannot hold simultaneously the positions of President and Secretary. The Board may also choose one or more Vice Presidents (who may have additional designations as to seniority or function), a Treasurer, or one or more Assistant Secretaries and Assistant Treasurers, who shall have the powers enumerated herein.

     9.2 Term. The Officers shall serve for an indefinite term at the pleasure of the Board. The Board may remove an Officer from office at any time with or without cause. The removal of an Officer who is also a Member shall not affect the rights of such Officer as a Member and shall not in itself constitute the withdrawal, resignation, retirement or expulsion of such Member.

     9.3 Duties.

          (a) Chairman. The Chairman shall be the chief executive officer of the Company, shall preside at all meetings of the Members, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board and the Members are carried into effect. Subject to the terms of this Agreement, the Chairman shall be empowered to execute bonds, mortgages and other contracts on behalf of the Company, except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The Chairman shall perform such other duties as are set forth herein, and as the Board may from time to time prescribe.


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

          (b) President. The President shall be the principal operating officer of the Company. He shall assist the Chairman in the general supervision and control of the business and affairs of the Company. He shall have such powers and shall perform such duties as from time to time may be declared by the Chairman or by the Board of Directors. In the absence of the Chairman or in the event of his inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chairman.

          (c) Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as are set forth herein, and as the Board may from time to time prescribe.

          (d) Secretary. The Secretary shall attend all meetings of the Members the Board, and shall be responsible for recording the minutes thereof. The Secretary shall have the responsibility of authenticating records of the Company and receiving notices required to be sent to the Secretary and shall perform such other duties and have such other powers as are set forth herein, and as the Board may from time to time prescribe.

          (e) Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as are set forth herein, and as the Board may from time to time prescribe.

          (f) Treasurer. The Treasurer shall have the custody of Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at their regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board, he shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. The Treasurer shall perform such other duties and have such other powers as are set forth herein, and as the Board may from time to time prescribe.


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

          (g) Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as are set forth herein, and as the Board may from time to time prescribe.

     9.4 Limitation of Liability. An Officer shall not be liable for any action taken as an Officer, or any failure to take action as an Officer, except to the extent that such Officer fails to discharge the duties of the position of an Officer in good faith, in a manner in which he reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise in similar circumstances. An Officer is entitled to rely upon reports and information as specified under Section 18-406 of the Act.

     9.5 Resignation. Any Officer of the Company may resign at any time by giving written notice to the Board. The resignation of any Officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an Officer who is also a Member shall not affect the rights of such Officer as a Member and shall not in itself constitute the withdrawal, resignation, retirement or expulsion of such Member.

Article 10. Indemnification

     10.1 Standard for Indemnification. The Company shall indemnify any Person (or the estate or personal representative of any Person) who is or was a Party to, or is threatened to be made a Party to, any threatened, pending or completed Proceeding, by reason of the fact that such Person is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a governor, manager, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any Liability if such Person (a) acted in good faith, (b) reasonably believed that the conduct was in, or not opposed to, the best interests of the Company or the other enterprise, and (c) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a Proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the Person did not meet the criteria.

     10.2 Effect of Provisions. If a Person is made or threatened to be made a Party to a threatened, pending or completed Proceeding, the Company shall pay or reimburse, upon written request to the Company, reasonable expenses, including attorney fees and disbursements, incurred by the Person in advance of the final disposition of the Proceeding, if the Company shall have received a written affirmation by the Person of a good faith belief that the criteria for indemnification set forth in Section 10.1 have been satisfied and a written undertaking by the Person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied.


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

     10.3 Insurance. The Company may purchase and maintain insurance on behalf of a Person in that Person's official capacity against any Liability asserted against and incurred by the Person in or arising from that capacity, whether or not the Company would have been required to indemnify the Person against the Liability under the provisions of this Article.

     10.4 Effect of Provisions. The rights to indemnification and advancement of expenses set forth in Section 10.1 are contractual between the Company and the Person being indemnified, and the heirs, executors and administrators of such Person, and in this respect are mandatory. The rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those Persons seeking indemnification or advancements of expenses may be entitled or granted by law, the Certificate of Formation, this Agreement, vote of the Board or the Members, or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized.

     10.5 Repeal or Modification. Any repeal or modification of the provisions of this Article 10 shall not affect any obligations of the Company or any rights regarding indemnification and advancement of expenses of a Person with respect to any Proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

     10.6 Effect of  Invalidity  of Article.  If this  Article 10 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify a Person as to any Liability incurred or other amounts to be paid with respect to any Proceeding, including, without limitation, a grand jury Proceeding and any Proceeding by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 10 that shall not have been invalidated.

Article 11. Fiscal Matters

     11.1 Books and Records. Full and accurate books and records of the Company (including without limitation all information and records required by the Act) shall be maintained at its principal place of business showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. All Members shall have the right to inspect and copy the books and records of the Company, during regular business hours, at the Company's principal place of business, upon provision of notice in writing by any Member to the Company at least five (5) business days before the date on which such Member desires to inspect and copy said books and records.

     11.2 Fiscal Year. The fiscal year of the Company shall be the calendar year.


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

     11.3 Tax Status. Notwithstanding any provision hereof to the contrary, solely for purposes of the federal income tax laws, each of the Members hereby recognizes that the Company will be subject to all provisions of Subtitle A, Chapter 1, Subchapter K of the Code; provided, however, that the filing of a United States Partnership Return of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

     11.4 Reports to Members. Each of the following reports shall be prepared at the Company's expense, and shall be delivered to each Member:

          (a) within seventy-five (75) days after the end of each fiscal year, all information necessary for the preparation of the Members' federal, state and local income tax returns;

          (b) within thirty (30) days after the end of each fiscal quarter, all information reasonably requested by Members for the preparation of any quarterly federal, state or local income tax returns of the Members; and

          (c) within ninety (90) days after the end of each fiscal year, an annual report of the activities of the Company, including a balance sheet, income statement and a statement of cash flow.

     11.5 Accounting Decisions. All decisions as to accounting matters, except as expressly provided in this Agreement, shall be made by the Board.

     11.6 Bank Accounts. All funds of the Company shall be deposited in its name
at  the  Company's   principal   financial   institution   or  other   financial
institutions, and subject to such signatories, as may be approved by the Board.

     11.7 Tax Matters Partner. The "Tax Matters Partner" shall mean the Member responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayment arising out of any Member's distributive share of items of income, deduction, credit and/or of any other Company item (as that term is defined in the Code or in the Regulations) allocated to the Members affecting any Member's tax liability. The Tax Matter Partner shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service. The Tax Matters Partner shall have all the powers provided to a tax matters partner in Code Sections 6221 through 6233, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items. The Tax Matters Partner shall be the Member designated as such from time to time by Members holding a majority in interest of the Membership Percentages. The initial Tax Matters Partner shall be the President.


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

The Tax Matters Partner shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company. Notwithstanding the foregoing, the Board shall be responsible for the preparation and timely filing of all tax returns, franchise tax returns and annual reports of the Company, and shall have the sole and absolute discretion to make any and all tax elections with respect thereto.

Article 12. Transfer and Termination of Membership Interests; Admit New
            Members

     12.1  Restrictions  on  Transfers.  Except as  expressly  permitted by this
Article 12, no Member or Financial Rights Owner shall Transfer all or any portion of his Membership Interest or any rights therein. The restrictions contained in this Article 12 shall be binding upon any transferee of a Membership Interest or any portions thereof, including Financial Rights. Any Transfer or attempted Transfer in violation of the preceding sentence shall be null and void and of no effect whatever. Each Member and Financial Rights Owner hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable.

     12.2 Transfers of Membership Interests. No Transfer of all or any portion of Membership Interest in the Company shall be made except as set forth in this
Section 12.2 and Section 12.3 below:

          (a) Any Member may, without the consent of any other Member, freely Transfer his full Membership Interest in the Company to any other Member named herein;

          (b) A Member or Financial Rights Owner may Transfer his Financial Rights to a Personal Representative of such Member or Financial Rights Owner;

          (c) A Member or Financial Rights Owner may Transfer his Financial Rights in the Company to a member of the Family of such Member or Financial Rights Owner;

          (d) A Member or Financial Rights Owner may Transfer his Financial Rights to a Purchaser (as defined below) pursuant to Section 12.4;

          (e) A Member who is the sole Member of the Company may transfer all or any portion of his Membership Interest to another Person; and

          (f) A Member who is not the sole Member of the Company may Transfer his Governance Rights only upon the written consent of a majority in interest of the Membership Percentages of the Members, other than the Member proposing the Transfer, after full disclosure by such Transferring Member of the proposed transaction.

     12.3 Conditions to Permitted Transfers. A Transfer otherwise permitted under Section 12.2 shall not be effective unless and until the following conditions are satisfied:


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

          (a) Except in the case of a Transfer to a Personal Representative under Section 12.2(b), the transferor and transferee shall execute such documents and instruments of conveyance and assumption as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the transferee's assumption of all monetary obligations of the transferor Member or Financial Rights Owner with respect to the interest being transferred and the agreement by the transferor Member or Financial Rights Owner to guarantee the prompt payment and performance of such assumed obligations.

          (b) In the  case of a  Transfer  to a  Personal  Representative  under
     Section 12.2(b), the transferee shall deliver such assurances as may be necessary or appropriate in the opinion of counsel to the Company to confirm such Transfer and that such Member or Financial Rights Owner (and/or his respective estate) remains liable to perform all obligations with respect to such interest.

          (c) Except in the case of a Transfer to a Personal Representative under Section 12.2(b), the Company shall receive, prior to such Transfer, an opinion of counsel satisfactory to the Company confirming that such Transfer will not terminate the Company for federal income tax purposes.

          (d) The transferee shall affirmatively agree in writing to be bound by all of the terms and conditions of this Agreement.

          (e) The transferor and the transferee shall pay all reasonable costs and expenses incurred by the Company in connection with such Transfer.

     12.4 Right of First Refusal. In addition to the other limitations and restrictions set forth in this Article 12, except as permitted by Section 12.2 hereof, no Member shall Transfer all or any portion of his Financial Rights in the Company ("Offered Interest") unless such Member ( "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 12.4.

          (a) Bona Fide Offer. No Transfer may be made under this Section 12.4 unless the Seller has received a bona fide written offer ("Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Interest for a purchase price ("Offer Price") denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be signed by the Purchaser and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as defined below.

          (b) Notice of Offer. Prior to making any Transfer that is subject to the terms of this Section 12.4, the Seller shall give written notice ("Offer Notice") to the Company and each other Member which shall include a copy of the Purchase Offer and an offer ("First Offer") to sell the Offered Interest to the other Members ( "Offerees") for the Offer Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer; provided, however, that the First Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interest) to be provided by the Purchaser for any deferred portion of the Offer Price.


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

          (c) First Offer Irrevocable. The First Offer shall be irrevocable for a period ("Offer Period") ending at 11:59 P.M., Central Time, on the ninetieth (90th) day following the date of the Offer Notice.

          (d) Acceptance of First Offer. At any time during the first sixty (60) days of the Offer Period, any Offeree who is a Member may accept the First Offer as to that portion of the Offered Interest that corresponds to the ratio of his then existing Membership Percentage to the then existing Membership Percentages held by all Offerees who are Members excluding the Membership Percentages of the Seller and any other Offeree who does not exercise this option (or as the Offerees themselves may determine), by giving written notice of such acceptance to the Seller and the Chief Manager. The Offerees must accept the First Offer with respect to the entire Offered Interest during the Offer Period, or else the First Offer shall be deemed to be rejected in its entirety. Nothing herein shall compel a Member to sell a portion of his Membership Interest.

          (e) Closing. If the First Offer is accepted during the Offer Period, the closing of the sale of the Offered Interest shall take place within thirty (30) days after the date the First Offer is accepted in its entirety or, if later, the date of closing set forth in the Purchase Offer. The Seller and all Offerees accepting the First Offer shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest pursuant to the terms of the First Offer and this Section 12.4.

          (f) Sale of Offered Interest Upon Rejection of First Offer. If the First Offer is not accepted in the manner hereinabove provided, the Seller may sell the Offered Interest to the Purchaser at any time within sixty
     (60) days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of this Agreement that are applicable to sales of Membership Interests or portions thereof including, without limitation, the provisions of Section 12.3. In the event that the Offered Interest is not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions of this Section 12.4.

     12.5 Expulsion of Members. Neither the Board nor the Members shall have any power to expel any Member.

     12.6 Amendment to Exhibit "A". An appropriate adjustment to the amounts shown for Capital Contributions and Membership Percentages on Exhibit "A" hereto shall be made upon Transfer described in Section 12.2 hereof or the admission of any New Member under Section 6.9(c) hereof.

Article 13. Dissolution, Winding Up, and Termination

     13.1 Term. The term of the Company shall be perpetual, unless earlier terminated in accordance with the provisions this Agreement or the Act.

     13.2 Events Causing Dissolution and Winding Up. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (individually, a "Dissolution Event"):

          (a) at any time there are no Members; provided, however, that the Company shall not be dissolved and its affairs shall not be wound up if, within ninety (90) days after the occurrence of the event which terminates the continued membership of the last remaining Member, the Personal Representative of the last remaining Member agrees in writing to continue the Company and its business, and to the admission of the Personal Representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event which terminated the continued membership of the last remaining Member;

          (b) at any time with the prior approval of Members holding a majority in interest of the Membership Percentages; or

          (c) as may be otherwise required by law.

Upon the occurrence of a Dissolution Event, the Company shall be terminated when the winding up of Company affairs has been completed following dissolution.

     13.3 Winding Up Affairs on Dissolution. Upon dissolution of the Company, the Officers or other Persons required or permitted by law to carry out the winding up of the affairs of the Company shall (a) promptly notify all Members of such dissolution, (b) wind up the affairs of the Company, (c) prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Company, and (d) after collecting the debts and obligations owed to the Company and after paying or providing for the payment of all liabilities and obligations of the Company, distribute the assets of the Company in accordance with Section 5.3 hereof.

     13.4 Waiver of Right to Partition and Decree of Dissolution. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to each other Member that, during the period beginning on the date of this Agreement, no Member, nor such Member's heirs, representatives, successors, transferees or assigns, will attempt to make any partition whatever of the assets of the Company or any interest therein, whether now owned or hereafter acquired, and each Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale. The Members agree that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in any court to dissolve the Company. The Members agree that there are fair and just provisions for payment and liquidation of the interest of any Member in the Company, and fair and just provisions to prevent a Member from selling or otherwise alienating his or her interest in the Company. Accordingly, each member hereby waives and renounces his or her right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for the Company.

Article 14. General Provisions

     14.1  Notices.  Notice  must be in  writing  except  that  oral  notice  is effective  if it  is  reasonable  under  the  circumstances  and  not  otherwise prohibited by this Agreement. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If personal notice is impracticable, notice may be communicated by any means not manifestly unreasonable under the circumstances. Written notice by the Company to a Member is effective when mailed, if mailed postpaid and correctly addressed to the Member's address as reflected in the Company's records. Written notice to the Company may be addressed to the Company's Secretary at the Company's principal executive office. Written notice is effective at the earliest of the following: (1) when received; (2) five (5) days after its deposit in the United States mail, if correctly addressed and first class postage affixed thereon; (3) on the date shown in the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (4) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated.

     14.2  Integration.   This  Agreement  embodies  the  entire  agreement  and
understanding among the Members and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.

     14.3 Governing Law. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and specifically the Act.

     14.4 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

     14.5 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter, gender, shall include all other genders; and the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

     14.6 Amendment. This Agreement may be amended, modified or supplemented in writing (1) by the Board with respect to the matters specified in Section 18-104 of the Act, (2) with the consent of the Members holding a majority of the Membership Percentages, except that any requirement that an action be approved by Members holding a Membership Percentage other than a majority of the Membership Percentages shall not be amended except with the consent of Members holding such other percentage of the Membership Percentages , and (3) with respect to Exhibit "A" hereto, under the circumstances set forth in Sections 4.2, 4.5 or 6.9(c) hereof. No other written or oral agreement, understanding, instrument or writing other than this agreement or any amendment hereto shall constitute part of the operating agreement of the Company.

     14.7 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     14.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constitute a violation, from having the effect of an original violation.

     14.9 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to sue any or all other remedies.
Said rights and remedies are given in addition to any other rights the Members may have by law, statute, ordinance or otherwise.

     14.10 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Members hereto and to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     14.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     14.13 Rules Against Perpetuities. The Members hereto intend that the rule against perpetuities (and any similar rule of law) not be applicable to any provisions of this Agreement. However, notwithstanding anything to the contrary in this Agreement, if any provision in this Agreement would be invalid or unenforceable because of the rule against perpetuities or any similar rule of law but for this Section 14.13, the Members hereby agree that any future interest which is created pursuant to such provision shall cease if it is not vested within twenty-one years after the death of the survivor of the group composed of the Members set forth on Exhibit "A" hereto and their issue who are living on the date of this Agreement.

     14.14 Potential Conflicts. The Members each acknowledge that the Company's counsel prepared this Agreement on behalf of and in the course of his representation of the Company, as directed by the Board and the Members, and that such Member has (a) been advised that a conflict may exist between his interests and those of the Company and the other Members; (b) been advised by the Company's counsel to seek the advice of independent counsel; (c) had the opportunity to seek the advice of independent counsel; (d) received no representations from the Company's counsel about the tax consequences of this Agreement; (e) been advised by the Company's counsel that this Agreement may have tax consequences; (f) been advised by the Company's counsel to seek the advice of independent tax counsel; and (g) had the opportunity to seek the advice of independent tax counsel.

     IN WITNESS WHEREOF, the undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the Operating Agreement of ThermoEnergy Power Systems, LLC, a Delaware limited liability company, duly adopted as of June 1, 2000, by the Members of the Company.


                                                ThermoEnergy Corporation
/s/ Alex Fassbender
------------------------------
Alex Fassbender                           By:    /s/ Dennis Cossey
                                                 -------------------------------

                                          Name:  Dennis Cossey
                                                 -------------------------------

                                          Title: CEO and Secretary
                                                 -------------------------------

                                   Exhibit "A"
                                       to
                             Operating Agreement of
                         ThermoEnergy Power Systems, LLC



                                                 Capital        Membership
         Member's Name and Address            Contribution      Percentage

             ThermoEnergy Corporation             $85.00              85%

             Alex Fassbender                      $15.00              15%
                                                 -------           -----

                                                 $100.00           100.0%
                                                 =======           =====

                                   Exhibit "B"
                                       to
                             Operating Agreement of
                         ThermoEnergy Power Systems, LLC


                           Other Allocation Provisions


     1. Definitions Relating to Other Allocation Provisions.

          1.1 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          1.2 "Company Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d) with respect to "partnership minimum gain".

          1.3 "Member Nonrecourse Debt" has the meaning set forth in Regulations
     Section 1.704-2(b)(4) with respect to "partner nonrecourse debt".

          1.4 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, as determined in accordance with Regulations Section 1.704-2(i)(3).

          1.5 "Member Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

          1.6 "Nonrecourse  Deductions" has the meaning set forth in Regulations
     Section 1.704-2(b)(i).

          1.7  "Nonrecourse  Liability" has the meaning set forth in Regulations
     Section 1.704-2(b)(3).

     2. Special Allocations. The allocations in Article 5 shall be subject to the following special allocations, which shall be made in the following order of priority:

          2.1 Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of
     Article 5 or this Exhibit "B", if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 2.1 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          2.2 Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of
     Article 5 or this Exhibit "B", except Section 2.1 hereof, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 2.2 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          2.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 2.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Article 5 and this Exhibit "B" have been tentatively made as if this Section 2.3 were not in the Agreement.

          2.4 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (a) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (b) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 2.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 and this Exhibit "B" have been made as if Section 2.3 hereof and this Section 2.4 were not in the Agreement.

          2.5 Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in proportion to their respective Membership Percentages.

          2.6 Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          2.7 Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     3. Curative Allocations.

          3.1 Definitions. The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.2 hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 3.3 hereof, and the "Member Nonrecourse Regulatory Allocations," as defined in Section 3.4 hereof.

          3.2 Basic Regulatory Allocations. The "Basic Regulatory Allocations" consist of allocations pursuant to Sections 2.3, 2.4 and 2.7 of this Exhibit "B". Notwithstanding any other provision of this Agreement other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.2 shall only be made with respect to allocations pursuant to Section 2.7 of this Exhibit "B" to the extent the Board reasonably determines that allocations pursuant to this Section 3.2 will not otherwise be inconsistent with the economic agreement among the parties to this Agreement.

          3.3 Nonrecourse Regulatory Allocations. The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 2.1 and 2.5 of this Exhibit "B". Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this Section
     3.3 shall be made prior to the Company fiscal year during which there is a net decrease in Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain, and (b) allocations pursuant to this Section 3.3 shall be deferred with respect to allocations pursuant to Section 2.5 of this Exhibit "B" to the extent the Board reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
     Section 2.1 of this Exhibit "B".

          3.4 Member Nonrecourse Regulatory Allocations. The "Member Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 2.2 and 2.6 hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Member Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Member Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Member Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this Section
     3.4 shall be made with respect to allocations pursuant to Section 2.6 of this Exhibit "B" relating to a particular Member Nonrecourse Debt prior to the Company fiscal year during which there is a net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Minimum Gain, and (b) allocations pursuant to this Section 3.4 shall be deferred with respect to allocations pursuant to
     Section 2.6 of this Exhibit "B" hereof relating to a particular Member Nonrecourse Debt to the extent the Board reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
     Section 2.2 of this Exhibit "B".

          3.5 Discretionary Curative Allocations. The Board shall have reasonable discretion, with respect to each Company fiscal year, to (a) apply the provisions of Sections 3.2, 3.3 and 3.4 of this Exhibit "B" in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (b) divide all allocations pursuant to Sections 3.2, 3.3 and 3.4 of this Exhibit "B" among the Members in a manner that is likely to minimize such economic distortions.

     4. Other Allocation Rules.

          4.1 Adjustments for Timing Differences. To the extent the Company recognizes income for federal income tax purposes prior to actual receipt, appropriate adjustments to distributions shall be made upon receipt thereof so that such amounts are distributed in the same manner as such income was allocated.

          4.2 Allocation of Certain Recapture Items. To the maximum extent possible, any income recapture under Code Sections 1245 and 1250 shall be allocated to the Members in the same proportions as the depreciation deductions giving rise to such income or recapture were allocated among such Members and their respective predecessors in interest in accordance with applicable Regulations.

          4.3 Transfer of Financial Rights. In the event of a transfer of any portion of a Member's Financial Rights in the Company, and/or in the event of any increase or decrease in the Membership Percentage of any Member in the Company, whether arising out of or in connection with the entry of a new Member, the liquidation, partial or whole, of any Member's interest or otherwise, after the admission of any Member, the share of the Profits, Losses and gains or losses from the disposition of the Property, and each item of income and expense pertaining thereto, of the respective Members shall be fixed and determined by reference to the income and expenses reflected on the books and records of the Company according to the following convention: a Member admitted on or before the 15th day of the month shall be deemed admitted as of the 1st day of that month and a Member admitted after the 15th day of the month shall be deemed admitted as of the first day of the following month; provided, however, that if this convention is not permitted under applicable Regulations, a convention permitted under such Regulations approximating the foregoing as closely as possible will be used.


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

          4.4 Section 704(c) Allocations. In accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and any deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

          4.5 Ordinary Income and Capital Gain Items. The characterization of allocations as ordinary income and capital gains, including the allocation of gain recognized for federal income tax purposes from a disposition of Company assets shall be proportionate to allocations of Profits and Losses to the Members.

          4.6 Certain Available Cash Flow Distributions. To the extent permitted by Regulations Section 1.704-2(h)(3), the Board shall endeavor to treat distributions of Available Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

          4.7 Allocations to Have "Substantial Economic Effect". The allocations under the Agreement (including this Exhibit "B") are intended to have substantial economic effect and/or be in accordance with the Members' interests in the Company as such terms are defined in Code Section 704(b) and the Regulations promulgated thereunder.

          4.8 Member's Share of Excess Nonrecourse Liabilities. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations
     Section 1.752-3(a)(3), the Members' interests in Company profits are equal to their respective Membership Percentages.

          4.9 Allocations Determinative for Tax Purposes. The Members are aware of the income tax consequences of the allocations made by Section 5 and this Exhibit "B", and hereby agree to be bound by the provisions of this
     Section 5 in reporting their shares of Company income and loss for income tax purposes.


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

                            Index of Defined Terms

                                                                            Page

Act .........................................................................1
Adjusted Capital Account Deficit............................................34
Affiliate ...................................................................1
Agreement ...................................................................1
Authorized Person............................................................1
Available Cash Flow..........................................................2
Basic Regulatory Allocations................................................36
Board .......................................................................2
Capital Account...........................................................2, 8
Capital Contribution.........................................................2
Certificate of Formation.....................................................2
Code ........................................................................2
Company .....................................................................2
Company Minimum Gain........................................................34
Depreciation.................................................................2
Director ....................................................................3
Dissolution Event...........................................................28
Family ......................................................................3
Financial Rights.............................................................3
Financial Rights Owner.......................................................3
First Offer ................................................................27
Governance Rights............................................................3
Gross Asset Value............................................................3
Liability ...................................................................4
Losses ......................................................................5
Member Nonrecourse Debt.....................................................34
Member Nonrecourse Debt Minimum Gain........................................34
Member Nonrecourse Deductions...............................................34
Member Nonrecourse Regulatory Allocations...............................36, 37
Members .....................................................................4
Membership Interest..........................................................4
Membership Percentage........................................................4
New Member .................................................................15
Nonrecourse Deductions......................................................34
Nonrecourse Liability.......................................................35
Nonrecourse Regulatory Allocations......................................36, 37
Offer Notice................................................................27
Offer Period................................................................27
Offer Price ................................................................26
Offered Interest............................................................26


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

Offerees ...................................................................27
Officers ....................................................................5
Party .......................................................................5
Person ......................................................................5
Personal Representative......................................................5
Proceeding ..................................................................5
Profits .....................................................................5
Purchase Offer..............................................................26
Purchaser ..................................................................26
Regulations .................................................................6
Regulatory Allocations......................................................36
Seller .....................................................................26
Successor ...................................................................6
Tax Matters Partner.........................................................24
Transfer ....................................................................6



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